Capital Investment and Share Expansion Agreement

增资扩股协议书

The original shareholders: Cheng, Jie （成杰）
原公司股东 Liu, Zhan （刘湛）
Tang, Bing （唐兵）

New added shareholder: Guizhou Ceetop Network and Technology Co. Ltd
新增股东 贵州西拓科技有限公司

According to the provisions of the People's Republic of China company law, the People's Republic of China property law and the People's Republic of China contract law, by consensus of all parties, regarding the capital investment and share expansion of Hangzhou Ruan Jing Information Technologies Ltd, reached the following agreement:

根据《中华人民共和国公司法》、《中华人民共和国物权法》和《中华人民共和国合同法》的规定，各方经协商一致，就杭州软景信息技术有限公司增资扩股事宜，达成如下协议：

1. Equity ownership structure of Hangzhou Ruan Jing Information Technologies Ltd:

一、杭州软景信息技术有限公司的股权结构：

1.1. For Hangzhou Ruan Jing Information Technologies Ltd. the original shares of cash investment by natural persons:

Cheng Jie 370,000 yuan,
Liu Zhan 370,000 yuan,
Tang Bing 260,000 yuan.

1、杭州软景信息技术有限公司原股权以自然人的货币出资：成杰占 37 万元、刘湛占 37 万元、唐兵占 26 万元。

1.2. For Hangzhou Ruan Jing Information Technologies Ltd. after capital investment and share expansion, the ownership structure contains natural persons and legal representative shareholder investing through cash and intellectual property.

Cheng Jie: cash investment 185,000 yuan
intellectual property investment 5,000,000 yuan
shares owned 27.775%

Liu Zhan: cash investment 185,000 yuan
intellectual property investment 5,000,000 yuan
shares owned 27.775%

Tang Bing: cash investment 130,000 yuan
intellectual property investment 0 yuan
shares owned 1.95%

Guizhou Ceetop Network and Technology Co. Ltd:
cash investment 8,500,000 yuan

shares owned 42.5%

2、杭州软景信息技术有限公司增资扩股后的股权结构以自然人股东与法人股东通过货币出资及知识产权出资组成。由成杰货币出资计人民币 18.5 万元及知识产权出资 500 万元占公司股权的 27.775%、刘湛货币出资计人民币 18.5 万元及知识产权出资 500 万元占公司股权的 27.775%、唐兵货币出资计人民币 13 万元占公司股权的 1.95%、贵州西拓科技有限公司以货币的方式出资计人民币 850 万元占公司股权的 42.5%

1.3. After capital investment and share expansion, the legal representative of Hangzhou Ruan Jing Information Technologies Ltd, as a natural person, will be nominated by the original shareholders, approved in the shareholders meeting. The Board of Hangzhou Ruan Jing Information Technologies Ltd should be established in accordance with the company's law, one non-executive director will be nominated by the Guizhou Ceetop Network and Technology Co. Ltd, one executive director will be nominated by the original shareholders, one third party independent non-executive director, there are total of three directors. The company is not going to establish a supervisory board, a company supervisor will be nominated by the Guizhou Ceetop Network and Technology Co. Ltd.

3、增资扩股后杭州软景信息技术有限公司的法定代表人由原股东提名的自然人，经股东大会批准后担任。杭州软景信息技术有限公司应依照公司法设立董事会，由贵州西拓科技有限公司提名非执行董事一名，原股东提名执行董事一名，第三方独立非执行董事一名，共三名董事组成。公司不设立监事会，由贵州西拓科技有限公司提名一名公司监事。

1.4. Commerce business license, tax registration certificate, corporate code certificate and other relevant statutory paper works of Hangzhou Ruan Jing Information Technologies Ltd need to be updated, and the application for the updating change must be filed with 15 days from the date of signing this agreement; all parties must promptly provide the information needed to the change.

4、杭州软景信息技术有限公司的工商营业执照、税务登记证、企业编码证等企业相关法定的变更手续在签订本协议之日起 15 日内完成申请工作；各方必须及时提供变更所需的资料。

1.5. Equity capital investment date: 9 month 28 day 2013

5、股权增资日为：2013 年 9 月 28 日

1.6. Before the equity capital investment, Guizhou Ceetop Network and Technology Co. Ltd has the right to audit the financial condition of Hangzhou Ruan Jing Information Technologies Ltd.

6、在股权增资日前，贵州西拓科技有限公司有权对杭州软景信息技术有限公司的财务进行审计。

2. The responsibility of shareholders

二、各股东方的责任

2.1. The shareholders ensure that the fund of the shares need to be in place on time.
1、各方股东确保对其拟出资的股金的按时到位。

2.2. The shareholders, who exchange their intellectual property for shares, need to provide assessment of intellectual property issued by a legitimate assessment organization.
2、以知识产权作为入股的需要提供由合法评估机构出具的资产评估证明

2.3. The shareholders and the family member shall not engage in with Hangzhou Ruan Jing Information Technologies Ltd, the same scene with the business
3、各股东及家属不得从事与杭州软景信息技术有限公司相类同的业务。

3. The breach:
三、违约责任：

3.1. After effect of this agreement, all parties must consciously carry out, failure to fully implement obligations under this agreement; any party should be held responsible in accordance with law and the provisions of this agreement.
1、 本协议书一经生效，各方必须自觉履行，任何一方未按协议书的规定全面履行义务，应当依照法律和本协议书的规定承担责任。

3.2. If a party cannot make payment for the shares on time, one day overdue, should pay 0.03%overdue part as penalty to other shareholders. If the overdue causes loss to other shareholders and the payment of the penalty amount by party B is lower than the actual loss, the difference must be compensated by party B.
2、 如有一方不能按期支付股权款，每逾期一天，应向其他股东支付逾期部分转让款的万分之三的违约金。如股东的违约给另外股东造成损失，乙方支付的违约金金额低于实际损失的，乙方必须另予以补偿
3、

3.3. Shareholders and their families in violation of the contract obligations to shareholders of default as liquidated damages for compensation, stockholder is not enough to compensate for other losses, the part to compensate to own property.
3、股东及家属违反合同约定义务，以违约股东的股份作为违约金进行赔偿，股份不足以赔偿其他股东损失的，部分以自身的财产进行赔偿。

4. Modify or rescind the agreement:
四、协议书的变更或解除：

By consensus of both parties, the agreement may be modified or rescinded. Modifying or rescinding this agreement by consultation of both parties, the modifying or rescinding agreement need be signed.

甲乙双方经协商一致，可以变更或解除本协议书。经协商变更或解除本协议书的，双方应另签订变更或解除协议书。

5. The cost burden:
五、有关费用的负担：

During this capital investment and share expansion, Hangzhou Ruan Jing Information Technologies Ltd will bear all related costs (notary, assessment or auditing, business registration fee).

在本次股权增资扩股过程中发生的有关费用（如公证、评估或审计、工商变更登记等费用），由杭州软景信息技术有限公司承担。

6. Settlement of disputes:
六、争议解决方式：

When there are disputes with respect to this agreement and related issues, both parties shall settle disputes through friendly negotiation. If the disputes can't be settled through negotiation, any party can submit the relevant disputes to the people's Court which located in the same city as Hangzhou Ruan Jing Information Technologies Ltd.

因本合同引起的或与本合同有关的任何争议，甲乙双方应友好协商解决，如协商不成，按照下列方式解决：向杭州软景信息技术有限公司所在地的人民法院起诉。

7. Effective conditions:
七、生效条件：

This agreement will be effected after signed and sealed by the shareholders of all parties. Then the application of changing status must be filed in related government offices according to the law.

本协议书经各方股东签字，盖章生效。应于协议书生效后依法向工商行政管理机关办理变更登记手续。

8. Four copies of this agreement, each party holds one copy, and the remaining copies will be filed in related government offices.
八、本协议书一式四份，各方各执一份，其余报有关部门。

Natural person shareholders signature:
自然人股东签名

Signature and Seal of a legal entity shareholders([illegible])

Legal representative(法定代[illegible]

Date: 2013.9.18